UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 20, 2014 (March 19, 2014)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

100 Somerset Corporate Blvd., Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3007

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 19, iGATE Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, iGATE Technologies, Inc. (“iTI”), iGATE Inc. (“iGI”), iGATE Holding Corporation (“Holding” and collectively with iTI and IGI, the “Guarantors”) and RBC Capital Markets, LLC, as representative of the several initial purchasers named in Schedule I to the Purchase Agreement (the “Initial Purchasers”), relating to the issuance and sale by the Company to the Initial Purchaser of $325 million in aggregate principal amount of the Company’s 4.75% senior notes due 2019 (the “Notes”).  Upon the closing of the issuance of the Notes, the Company intends to use the net proceeds of the Offering, together with cash, the proceeds from its 2013 term loan and a draw on its revolving credit facility, to redeem its $770 million in aggregate principal amount of the Company’s 9.0% senior notes due 2016.

The Notes will be issued pursuant to an indenture, to be dated as of April 2, 2014, by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee.

The Notes are being offered to the Initial Purchasers as a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Initial Purchasers intend to sell the Notes only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act and other obligations and termination provisions of the Company, certain of its subsidiaries and the Initial Purchasers.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 8.01 Other Events

On March 19, 2014, the Company announced that it had priced the Notes.  A copy of the press release making this announcement is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Conditional Redemption of the 9% Senior Notes Due 2016

On March 20, 2014, an conditional notice of redemption of the Company’s 9% Senior Notes due 2016 (the “Existing Notes”) was delivered to the holders thereof, calling for redemption of the entire outstanding $770,000,000 aggregate principal amount of the Existing Notes on April 22, 2014 (the “Redemption Date”) pursuant to the terms of the indenture (the “Indenture), dated as of April 29, 2011, by and among the Company, the Guarantors named therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as trustee, governing the Existing Notes.  The Redemption Price will equal 100% of the principal amount of the Existing Notes plus the Applicable Premium, which will be calculated by or on behalf of the Company pursuant to the formula set forth in the Indenture (the “Redemption Price”).  The payment of the Redemption Price on the Redemption Date is conditional on the Company’s successful completion of the issuance of at least $325 million 4.75% Senior Notes due 2019 (the “Financing Condition”), which is expected to be completed on or about April 2, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1

Purchase Agreement, by and among iGATE Corporation, iGATE Technologies, Inc., iGATE Inc., iGATE Holding Corporation and RBC Capital Markets, LLC as representative of the several initial purchasers named therein, dated March 19, 2014.

99.1	iGATE Corporation press release dated March 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

	By:	/s/ Mukund Srinath
	Name:	Mukund Srinath
	Title:	Senior Vice President - Legal & Corporate
Secretary
March 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1

Purchase Agreement, by and among iGATE Corporation, iGATE Technologies, Inc., iGATE Inc., iGATE Holding Corporation and RBC Capital Markets, LLC as representative of the several initial purchasers named therein, dated March 19, 2014.

99.1	iGATE Corporation press release dated March 19, 2014.